Exhibit 10.12

PROJECT INVESTMENT AGREEMENT

THIS PROJECT INVESTMENT AGREEMENT (this “Agreement”) is made as of July     , 2015 (the “Effective Date”), by and among TerraForm Global, Inc., a Delaware corporation (“GLBL”), and SunEdison, Inc., a Delaware corporation (“SunEdison”).

RECITALS

A. SunEdison currently owns 100% of the outstanding equity interests in GLBL.

B. SunEdison has agreed to contribute certain renewable energy projects under construction to GLBL or its subsidiaries in furtherance of the initial public offering of GLBL, and to ensure that each such project is adequately capitalized and/or has available construction debt commitments, in each case to achieve the “Commercial Operation Date” or equivalent under its power purchase agreement or similar agreement or, if it does not have a power purchase agreement or similar agreement, “substantial completion” or equivalent under its construction contract (“COD”).

C. SunEdison expects to benefit from a successful initial public offering of GLBL

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Contribution of Projects.

(a) SunEdison hereby agrees to contribute, or cause to be contributed, to GLBL or its designated subsidiaries each of the renewable energy projects identified in Schedule I hereto (each, a “Project”) by not later than December 31, 2015. In the event that SunEdison fails to contribute any such Projects by December 31, 2015 for any reason, including without limitation, failure of any such Project or Projects to achieve COD, or failure to receive all governmental, regulatory, third party and other consents and approvals required for the transfer of one or more Projects, SunEdison shall contribute one or more substitute projects by not later than December 31, 2015 that in the aggregate are projected to have Project CAFD (as defined in the management services agreement entered into by GLBL and SunEdison concurrently with the initial public offering of GLBL or as otherwise agreed by SunEdison and GLBL (“Project CAFD”)), as determined by GLBL in its reasonable discretion, in each case greater than or equal to the projected Project CAFD of the Project that such substitute project or projects are replacing (each such substitute project, a “Substitute Project”). Each Substitute Project may serve as a substitute for one or more Projects, provided that such Substitute Project has projected Project CAFD greater than or equal to the projected Project CAFD of the Projects that such substitute project is replacing.

(b) Prior to contributing each Project or Substitute Project to GLBL or its designated subsidiary, SunEdison shall (A) cause such Project to have achieved COD or (B) ensure that such Project has committed construction financing on terms reasonably acceptable to GLBL and/or cash on its balance sheet in an amount sufficient to achieve COD, and that it is reasonably expected to achieve COD by December 31, 2015.

2. Representations and Warranties. Each of GLBL and SunEdison represents and warrants to the other that:

(a) it is validly organized and existing under the laws of the State of Delaware;

(b) it has the power, capacity and authority to enter into this Agreement and to perform its duties and obligations hereunder;

(c) it has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

(d) the execution and delivery of this Agreement by it and the performance by it of its duties and obligations hereunder do not and will not contravene, breach or result in any default under its governing documents, or under any mortgage, lease, agreement or other legally binding instrument, permit or applicable law to which it is a party or by which any of its properties or assets may be bound, except for any such contravention, breach or default which would not have a material adverse effect on its business, assets, financial condition or results of operations taken as a whole;

(e) no authorization, consent or approval, or filing with or notice to any governmental body or authority or other person, is required in connection with the execution, delivery or performance by it of this Agreement; and

(f) this Agreement constitutes its valid and legally binding obligation, enforceable against it in accordance with its terms, subject to: (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and other laws of general application limiting the enforcement of creditors’ rights and remedies generally; and (ii) general principles of equity, including standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

3. Unconditional Obligations. Subject to Section 15, the obligations of SunEdison under Section 1 are primary, irrevocable, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any agreement or instrument referred to herein, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 3 that the obligations of SunEdison hereunder shall be absolute and unconditional, under any and all circumstances. Without limiting the generality of the foregoing, but subject to the terms of this Agreement, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of SunEdison hereunder which shall remain absolute and unconditional as described above:

(a) the performance or failure to perform by SunEdison, GLBL, and of their respective subsidiaries of any its obligations under any other agreement, or by the condition (financial, legal or otherwise), affairs, status, nature or actions of SunEdison, GLBL or any of their respective subsidiaries; or

(b) the voluntary or involuntary liquidation, dissolution, sale of assets, marshaling of assets and liabilities, receivership, conservatorship, custodianship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, readjustment or similar proceeding affecting any person.

4. Amendment; Waiver. The parties may amend this Agreement only by a written agreement signed by the parties and that identifies itself as an amendment to this Agreement. No waiver of any provision of this Agreement will constitute a waiver of any other provision nor will any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided. A party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a party from any other or further exercise of that right or the exercise of any other right.

5. Notices. Any notice, demand or other communication to be given under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent by facsimile if sent during normal business hours of the recipient; but if not, then on the next business day, (iii) one business day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) three business days after it is mailed to the recipient by first class mail, return receipt requested. Such notices, demands and other communications shall be sent to the addresses specified below, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Any party may change such party’s address for receipt of notice by giving prior written notice of the change to the sending party as provided herein. Notices and other communications will be addressed as follows:

If to GLBL:

TerraForm Global, Inc.

7550 Wisconsin Avenue, 9th

Bethesda, MD 20814

Attn: General Counsel

Facsimile: (866) 773-0791

If to SunEdison:

SunEdison, Inc.

13736 Riverport Drive, Suite 180

Maryland Heights, Missouri 63043

Attn: General Counsel

Facsimile: (866) 773-0791

6. Assignment. Neither party may assign or otherwise transfer this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, each party shall have the right to assign or otherwise transfer this Agreement, without the prior written consent of the other party, to any of its affiliates so long as such person remains an affiliate of such party; provided that, (i) such transferring party shall provide written notice to the other party of such assignment, and (ii) such assignment shall not relieve the transferring party of its obligations hereunder.

7. Successors; No Third Party Beneficiaries. This Agreement will be binding upon the parties hereto and their respective successors and permitted assigns. The provisions of this Agreement are enforceable solely by the parties to the Agreement and their respective successors and permitted assigns and no other person shall have the right, separate and apart from the parties hereto, to enforce any provisions of this Agreement or to compel any party to comply with the terms of this Agreement.

8. Consent to Jurisdiction and Service of Process. EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE CITY AND COUNTY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

9. Mutual Waiver of Jury Trial. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH

COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

10. Governing Law. The internal law of the State of New York will govern and be used to construe this Agreement without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

11. Invalidity of Provisions. Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction will not affect the validity or enforceability of any other provision hereof. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect. The parties will engage in good faith negotiations to replace any provision which is declared invalid or unenforceable with a valid and enforceable provision, the economic effect of which comes as close as possible to that of the invalid or unenforceable provision which it replaces.

12. Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter set forth herein. There are no warranties, conditions, or representations (including any that may be implied by statute) and there are no agreements in connection with such subject matter except as specifically set forth or referred to in this Agreement. No reliance is placed on any warranty, representation, opinion, advice or assertion of fact made either prior to, contemporaneous with, or after entering into this Agreement, by either party to this Agreement or its directors, officers, employees or agents, to the other party to this Agreement or its directors, officers, employees or agents, except to the extent that the same has been reduced to writing and included as a term of this Agreement, and neither of the parties to this Agreement has been induced to enter into this Agreement by reason of any such warranty, representation, opinion, advice or assertion of fact. Accordingly, there will be no liability, either in tort or in contract, assessed in relation to any such warranty, representation, opinion, advice or assertion of fact, except to the extent contemplated above.

13. Further Assurances. Each of the parties hereto will promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party hereto may reasonably require from time to time for the purpose of giving effect to this Agreement and will use reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

14. Counterparts. This Agreement may be signed in counterparts and each of such counterparts will constitute an original document and such counterparts, taken together, will constitute one and the same instrument.

15. Exclusive Remedy. Notwithstanding any other provision of this Agreement to the contrary, GLBL’s sole and exclusive remedy for breach by SunEdison of this Agreement shall be as set forth in the Fourth Amended and Restated Limited Liability Company Agreement of TerraForm Global, LLC, to be entered into concurrently with the initial public offering of GLBL.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SUNEDISON, INC.

By:
	Name:	Brian Wuebbels
	Title:	Executive Vice President and
Chief Financial Officer

TERRAFORM GLOBAL, INC.

By:
	Name:	Carlos Domenech
	Title:	Chief Executive Officer

Signature Page –Project Investment Agreement

SCHEDULE I

Projects

Country	Project	Total Project MW	Project ID(s)	Projected Project CAFD*
Uruguay	El Naranjal	57.4	UY-14-0001	6.9
Uruguay	Del Litoral	26.4	UY-14-0002	2.0
India	Bora Bora 1	24.0	IN-15-0233	3.7
Thailand	NPS Star 1 - 3	17.9	TH-11-0037 TH-11-0031 TH-11-0009	2.7
Thailand	WXA 1-3	17.9	TH-11-0010 TH-11-0050 TH-11-0048	2.8

*	excludes withholding tax charged to project companies.